EXHIBIT 99.1

15 West 6th Street, Suite 900 · Tulsa, Oklahoma 74119 · (918) 513-4570 · Fax: (918) 513-4571
www.laredopetro.com
Laredo Petroleum Announces 2019 Third-Quarter Financial and Operating Results
To Acquire 7,360 Tier-One Net Acres in Howard County
TULSA, OK - November 5, 2019 - Laredo Petroleum, Inc. (NYSE: LPI) ("Laredo" or "the Company") today announced its 2019 third-quarter results, reporting net loss attributable to common stockholders of $264.6 million, or $1.14 per diluted share, which includes a non-cash full cost ceiling impairment charge of $397.9 million. Adjusted Net Income, a non-GAAP financial measure, for the third quarter of 2019 was $48.8 million, or $0.21 per diluted share. Adjusted EBITDA, a non-GAAP financial measure, for the third quarter of 2019 was $146.2 million. Please see supplemental financial information at the end of this news release for reconciliations of non-GAAP financial measures, including a calculation of Free Cash Flow.
The Company also announced the signing of a purchase and sale agreement to acquire 7,360 net acres and 750 net royalty acres in Howard County for $130 million, subject to customary closing adjustments and conditions, with closing expected late in the fourth quarter of 2019.
2019 Third-Quarter Highlights

•	Produced 27,830 barrels of oil per day ("BOPD") and 81,921 barrels of oil equivalent ("BOE") per day, exceeding oil production guidance for the quarter by 2% and total production guidance by 4%

•	Generated $48.9 million of Free Cash Flow and reduced the amount outstanding on the Company's credit facility by $50.0 million, maintaining Net Debt to Adjusted EBITDA[a] at 1.7 times

•
Reduced controllable cash costs of combined unit lease operating expenses ("LOE") and unit cash general and administrative expenses ("G&A") to $4.41 per BOE, a 27% decrease from full-year 2018 results of $6.07 per BOE

•	Reduced well costs to $660 per lateral foot for Laredo's standard completion design, a decrease of 14% from year-end 2018 costs of $770 per lateral foot

•	Received net cash of $23.8 million on settlements of derivatives as the Company's hedges mitigated the impact of commodity price declines
"Beginning in late 2018 and throughout 2019, we have made a significant transition from being a Company that sought to maximize net asset value to being a returns and Free Cash Flowb generation focused Company," stated Jason Pigott, President and Chief Executive Officer. "By optimizing development spacing and driving costs down, we substantially improved capital efficiency in 2019 and have generated almost $40 million of Free Cash Flow in the first nine months of the year. The pending Howard County acquisition we are announcing today is our next strategic step to maximize and create additional value for our stakeholders. Utilizing cash flow from our existing production base to develop higher-margin inventory transforms our near-term development program. Oil-rich inventory at the front of our rig schedule creates a step change in capital efficiency, leading to increased oil growth and Free Cash Flowb expectations in 2020 and 2021 at lower capital spending levels."
"We do not expect this transaction to be a unique occurrence," continued Mr. Pigott. "We will continue to pursue acquisitions of high-margin inventory that improve our corporate returns when developed with cash flow from our existing production. Similar to this transaction, we will be focused on buying assets at valuations that are quickly accretive on a debt-adjusted per share basis and dedicating Free Cash Flowb to debt repayment to maintain a competitive leverage profile."
Tier-One Acreage Acquisition
On November 4, 2019, Laredo signed a purchase and sale agreement to acquire 7,360 net acres (96% operated) and 750 net royalty acres in Howard County for a total of $130 million. The Company believes the opportunistic acquisition of high-margin, tier-one acreage at values below historical averages in Howard County transforms the Company's near-term development plan and return profile and establishes an additional operating area in which to leverage Laredo's basin-low cost structure.
The acreage is located in a region with significant offset development activity. Relevant offset production indicates first-year production that is 80% oil and first year oil productivity that is 55% higher than expectations for legacy Laredo Wolfcamp drilling and 20% higher than the Cline. The Company expects to develop 120 gross (100 net) primary locations on the acreage beginning in first-quarter 2020, targeting the Lower Spraberry and Upper and Middle Wolfcamp formations. The Company believes returns will be further enhanced for the locations developed on the 750 net royalty acres, all of which will be operated by Laredo.
The Company believes that the highly contiguous nature of the pending leasehold acquisition will enable Laredo to maintain the same operational efficiencies realized on the Company's existing acreage base. The cost and efficiency advantages associated with long-lateral drilling, limited rig and completions crew moves and large development packages are expected to be recognized on this acreage, with expected well costs of $660 per lateral foot for the Company's standard completion design. Additionally, substantial third-party infrastructure is in place, which Laredo believes will limit the need for upfront capital expenditures prior to development.
The pending leasehold acquisition is largely undeveloped and the Company believes it has minimal existing parent-child considerations. To minimize future parent-child interactions, Laredo intends to co-develop the three primary targets with four wells in the Lower Spraberry formation and six wells in each of the Upper and Middle Wolfcamp formations. The first well package is expected to be completed during the third quarter of 2020.
Laredo expects to quickly integrate the Howard County acreage into the Company's development plan. Allocating capital to the Howard County acreage is expected to significantly improve returns and capital efficiency, driving updated expectations of mid-to-high single digit annual oil growth and cumulative Free Cash Flowb generation of $100 million in the 2020 - 2021 period.
E&P Update
During the third quarter of 2019, Laredo completed 12 gross (12.0 net) horizontal wells, all on the Company's wider spacing development plan, with an average completed lateral length of 10,100 feet. One of the completions was part of a nine-well package that is expected to be fully completed in the fourth quarter of 2019. Well completions and production results exceeded third-quarter 2019 guidance, driven by the outperformance of a seven-well package and operational efficiencies that improved cycle times versus expectations.
Laredo has completed four widely-spaced packages comprised of 23 wells in 2019. In total, these 23 wells are exceeding expected oil productivity and support the Company's type curve assumptions.
Drilling and completions costs incurred of $68 million during third-quarter 2019 benefited from improved cycle times and additional cost reductions related to completions services and sand procurement. Savings related to the efficiency improvements and cost reductions have reduced well costs to $660 per lateral foot for the Company's standard completion design, a decrease of 14% from the end of 2018.
Laredo continues to be among the lowest cost operators in the Midland Basin. In addition to having some of the lowest drilling and completions costs per lateral foot, the Company has reduced controllable cash costs to basin-leading levels. Combined unit cash G&A costs and unit LOE totaled $4.41 per BOE in the third quarter of 2019, a reduction from $4.69 in the second quarter of 2019.
In the fourth quarter of 2019, Laredo expects to complete 14 gross (12 net) widely-spaced horizontal wells with an average completed lateral length of 9,900 feet. The Company is currently operating three drilling rigs and one completions crew, which are expected to be maintained through the remainder of 2019.
2019 Capital Program
During the third quarter of 2019, total costs incurred were $79 million, comprised of $68 million in drilling and completions activities, $2 million in land and data related costs, $4 million in infrastructure, including Laredo Midstream Services investments, and $5 million in other capitalized costs.
Total costs incurred of $375 million in the first nine months of 2019, excluding non-budgeted acquisitions, put the Company on pace to deliver on its plan to complete 58 wells within the $490 million capital budget and deliver more than $40 million in Free Cash Flowb for full-year 2019, excluding non-budgeted acquisitions and the pending Howard County acquisition.
Liquidity
At September 30, 2019, the Company had outstanding borrowings of $185 million on its $1.1 billion senior secured credit facility, resulting in available capacity, after the reduction for outstanding letters of credit, of $900 million. Including cash and cash equivalents of $32 million, total liquidity was $932 million.

On October 30, 2019, pursuant to the semi-annual redetermination, both the borrowing base and aggregate elected commitment under the senior secured credit facility were reduced to $1.0 billion.
Subsequent to the end of the third quarter of 2019, Laredo paid down an additional $5 million on its credit facility, resulting in outstanding borrowings of $180 million. Including cash and cash equivalents at November 4, 2019 of $18 million and after reductions for outstanding letters of credit, total liquidity was $823 million.
Commodity Derivatives
For the remainder of 2019, Laredo has hedged 95% of anticipated oil production at a weighted-average floor price of $60.42 per barrel. For full-year 2020, the Company has hedged 7.54 million barrels of oil at a weighted-average floor price of $58.79. Additionally, Laredo has hedges in place for natural gas, natural gas liquids, and oil and natural gas basis.
Details of the Company's hedge positions are included in the current Corporate Presentation available on the Company's website at www.laredopetro.com.
Guidance
The Company is reaffirming its recently updated full-year 2019 total production guidance of 79.0 MBOE per day and oil production guidance of 28.1 MBOPD. The table below reflects the Company's guidance for the fourth quarter of 2019.

4Q-2019E
Total production (MBOE per day)	76.5
Oil production (MBOPD)	26.0

Average sales price realizations (without derivatives):
Oil (% of WTI)	99%
NGL (% of WTI)	20%
Natural gas (% of Henry Hub)	29%

Selected average costs & expenses:
Lease operating expenses ($/BOE)	$3.20
Production and ad valorem taxes (% of oil, NGL and natural gas revenues)	6.50%
Transportation and marketing expenses ($/BOE)	$1.75
Midstream service expenses ($/BOE)	$0.15
General and administrative:
Cash ($/BOE)	$1.60
Non-cash stock-based compensation, net ($/BOE)	$0.50
Depletion, depreciation and amortization ($/BOE)	$8.75
Conference Call Details
On Wednesday, November 6, 2019, at 7:30 a.m. CT, Laredo will host a conference call to discuss its third-quarter 2019 financial and operating results and management's outlook, the content of which is not part of this earnings release. A slide presentation providing summary financial and statistical information that will be discussed on the call will be posted to the Company's website and available for review. The Company invites interested parties to listen to the call via the Company's website at www.laredopetro.com, under the tab for "Investor Relations." Portfolio managers and analysts who would like to participate on the call should dial 877.930.8286 (international dial-in 253.336.8309), using conference code 8493537, 10 minutes prior to the scheduled conference time. A telephonic replay will be available two hours after the call on November 6, 2019 through Wednesday, November 13, 2019. Participants may access this replay by dialing 855.859.2056, using conference code 8493537.
About Laredo
Laredo Petroleum, Inc. is an independent energy company with headquarters in Tulsa, Oklahoma. Laredo's business strategy is focused on the acquisition, exploration and development of oil and natural gas properties, and midstream and marketing services, primarily in the Permian Basin of West Texas.
Additional information about Laredo may be found on its website at www.laredopetro.com.
Forward-Looking Statements
This press release and any oral statements made regarding the subject of this release, including in the conference call referenced herein, contain forward-looking statements as defined under Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, that address activities that Laredo assumes, plans, expects, believes, intends, projects, indicates, enables, transforms, estimates or anticipates (and other similar expressions) will, should or may occur in the future are forward-looking statements. This press release and any accompanying disclosures may include or reference certain forward-looking, non-GAAP financial measures, such as free cash flow, and certain related estimates regarding future performance, results and financial position. The forward-looking statements are based on management’s current belief, based on currently available information, as to the outcome and timing of future events. General risks relating to Laredo include, but are not limited to, the decline in prices of oil, natural gas liquids and natural gas and the related impact to financial statements as a result of asset impairments and revisions to reserve estimates, the increase in service and supply costs, tariffs on steel, pipeline transportation constraints in the Permian Basin, hedging activities, possible impacts of litigation and regulations, the suspension or discontinuance of share repurchases at any time and other factors, including those and other risks described in its Annual Report on Form 10-K for the year ended December 31, 2018, and those set forth from time to time in other filings with the Securities and Exchange Commission ("SEC"). These documents are available through Laredo's website at www.laredopetro.com under the tab "Investor Relations" or through the SEC's Electronic Data Gathering and Analysis Retrieval System at www.sec.gov. Any of these factors could cause Laredo's actual results and plans to differ materially from those in the forward-looking statements. Therefore, Laredo can give no assurance that its future results will be as estimated. Laredo does not intend to, and disclaims any obligation to, update or revise any forward-looking statement.
The SEC generally permits oil and natural gas companies, in filings made with the SEC, to disclose proved reserves, which are reserve estimates that geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions and certain probable and possible reserves that meet the SEC's definitions for such terms. In this press release and the conference call, the Company may use the terms "resource potential" and "estimated ultimate recovery," or "EURs," each of which the SEC guidelines restrict from being included in filings with the SEC without strict compliance with SEC definitions. These terms refer to the Company’s internal estimates of unbooked hydrocarbon quantities that may be potentially added to proved reserves, largely from a specified resource play. A "resource play" is a term used by the Company to describe an accumulation of hydrocarbons known to exist over a large areal expanse and/or thick vertical section potentially supporting numerous drilling locations, which, when compared to a conventional play, typically has a lower geological and/or commercial development risk. EURs are based on the Company's previous operating experience in a given area and publicly available information relating to the operations of producers who are conducting operations in these areas. Unbooked resource potential or EURs do not constitute reserves within the meaning of the Society of Petroleum Engineer's Petroleum Resource Management

System or SEC rules and do not include any proved reserves. Actual quantities of reserves that may be ultimately recovered from the Company's interests may differ substantially from those presented herein. Factors affecting ultimate recovery include the scope of the Company's ongoing drilling program, which will be directly affected by the availability of capital, decreases in oil and natural gas prices, well spacing, drilling and production costs, availability and cost of drilling services and equipment, drilling results, lease expirations, transportation constraints, regulatory approvals, negative revisions to reserve estimates and other factors as well as actual drilling results, including geological and mechanical factors affecting recovery rates. Estimates of ultimate recovery from reserves may change significantly as development of the Company's core assets provides additional data. In addition, our production forecasts and expectations for future periods are dependent upon many assumptions, including estimates of production decline rates from existing wells and the undertaking and outcome of future drilling activity, which may be affected by significant commodity price declines or drilling cost increases. "Type curve" refers to a production profile of a well, or a particular category of wells, for a specific play and/or area. In addition, the Company’s production forecasts and expectations for future periods are dependent upon many assumptions, including estimates of production decline rates from existing wells and the undertaking and outcome of future drilling activity, which may be affected by significant commodity price declines or drilling cost increases. The "standardized measure" of discounted future new cash flows is calculated in accordance with SEC regulations and a discount rate of 10%. The actual results may vary considerably and should not be considered to represent the fair market value of the Company’s proved reserves.
All amounts, dollars and percentages presented in this press release are rounded and therefore approximate.

Laredo Petroleum, Inc.
Selected operating data

	Three months ended September 30,		Nine months ended September 30,
	2019	2018	2019	2018
	(unaudited)		(unaudited)
Sales volumes:
Oil (MBbl)	2,560	2,651	7,865	7,604
NGL (MBbl)	2,344	1,987	6,643	5,328
Natural gas (MMcf)	15,790	11,577	43,731	32,697
Oil equivalents (MBOE)(1)(2)	7,537	6,567	21,797	18,381
Average daily oil equivalent sales volumes (BOE/D)(2)	81,921	71,382	79,843	67,330
Average daily oil sales volumes (Bbl/D)(2)	27,830	28,812	28,810	27,854
Average sales prices(2):
Oil, without derivatives ($/Bbl)(3)	$55.35	$60.36	$54.79	$61.80
NGL, without derivatives ($/Bbl)(3)	$8.75	$25.57	$11.28	$21.77
Natural gas, without derivatives ($/Mcf)(3)	$0.48	$1.30	$0.48	$1.40
Average sales price, without derivatives ($/BOE)(3)	$22.52	$34.39	$24.18	$34.38
Oil, with derivatives ($/Bbl)(4)	$56.15	$55.41	$53.59	$57.50
NGL, with derivatives ($/Bbl)(4)	$13.43	$23.99	$13.83	$20.95
Natural gas, with derivatives ($/Mcf)(4)	$1.01	$1.79	$1.09	$1.79
Average sales price, with derivatives ($/BOE)(4)	$25.38	$32.78	$25.75	$33.04
Selected average costs and expenses per BOE sold(2):
Lease operating expenses	$3.00	$3.63	$3.16	$3.72
Production and ad valorem taxes	1.47	2.13	1.36	2.08
Transportation and marketing expenses	0.74	0.77	0.70	0.36
Midstream service expenses	0.16	0.11	0.16	0.10
General and administrative:
Cash	1.41	2.23	1.66	2.51
Non-cash stock-based compensation, net(5)	(0.23)	1.33	0.24	1.56
Depletion, depreciation and amortization	9.17	8.52	9.08	8.28
Total selected costs and expenses	$15.72	$18.72	$16.36	$18.61
Average cash margins per BOE sold(2)(6):
Without derivatives	$15.75	$25.52	$17.14	$25.61
With derivatives	$18.60	$23.91	$18.72	$24.27
_______________________________________________________________________________

(1)	BOE is calculated using a conversion rate of six Mcf per one Bbl.

(2)	The numbers presented are based on actual amounts and are not calculated using the rounded numbers presented in the table above.

(3)
Actual prices received when control passes to the purchaser/customer adjusted for quality, transportation fees, geographical differentials, marketing bonuses or deductions and other factors affecting the price received at the delivery point.

(4)
Price reflects the after-effects of our derivative transactions on our average sales prices. Our calculation of such after-effects includes settlements of matured derivatives during the respective periods in accordance with GAAP and an adjustment to reflect premiums incurred previously or upon settlement that are attributable to derivatives that settled during the respective periods.

(5)
For the three and nine months ended September 30, 2019, non-cash stock-based compensation, net, excluding forfeitures related to our organizational restructuring, on a per BOE sold basis was $0.52 and $0.75, respectively.

(6)
On a per BOE basis, average cash margins are calculated as average sales price less, (i) lease operating expenses, (ii) production and ad valorem taxes, (iii) transportation and marketing expenses, (iv) midstream service expenses and (v) cash general and administrative.

Laredo Petroleum, Inc.
Condensed consolidated statements of operations

	Three months ended September 30,		Nine months ended September 30,
	2019	2018	2019	2018
	(unaudited)		(unaudited)
Revenues:
Oil, NGL and natural gas sales	$169,751	$225,864	$526,990	$631,859
Midstream service revenues	3,079	2,255	8,572	6,590
Sales of purchased oil	20,739	51,627	83,597	252,039
Total revenues	193,569	279,746	619,159	890,488
Costs and expenses:
Lease operating expenses	22,597	23,873	68,838	68,466
Production and ad valorem taxes	11,085	14,015	29,632	38,232
Transportation and marketing expenses	5,583	5,036	15,233	6,570
Midstream service expenses	1,191	728	3,401	1,824
Costs of purchased oil	20,741	51,210	83,604	252,452
General and administrative	8,852	23,397	41,427	74,956
Restructuring expenses	5,965	—	16,371	—
Depletion, depreciation and amortization	69,099	55,963	197,900	152,278
Impairment expense	397,890	—	397,890	—
Other operating expenses	1,005	1,114	3,077	3,341
Total costs and expenses	544,008	175,336	857,373	598,119
Operating income (loss)	(350,439)	104,410	(238,214)	292,369
Non-operating income (expense):
Gain (loss) on derivatives, net	96,684	(32,245)	136,713	(69,211)
Interest expense	(15,191)	(14,845)	(46,503)	(42,787)
Litigation settlement	—	—	42,500	—
Other, net	1,850	(883)	3,954	(3,962)
Total non-operating income (expense), net	83,343	(47,973)	136,664	(115,960)
Income (loss) before income taxes	(267,096)	56,437	(101,550)	176,409
Income tax benefit (expense):
Current	—	381	—	381
Deferred	2,467	(1,768)	812	(1,768)
Total income tax benefit (expense)	2,467	(1,387)	812	(1,387)
Net income (loss)	$(264,629)	$55,050	$(100,738)	$175,022
Net income (loss) per common share:
Basic	$(1.14)	$0.24	$(0.44)	$0.75
Diluted	$(1.14)	$0.24	$(0.44)	$0.75
Weighted-average common shares outstanding:
Basic	231,562	230,605	231,152	233,228
Diluted	231,562	231,639	231,152	234,207

Laredo Petroleum, Inc.
Condensed consolidated statements of cash flows

	Three months ended September 30,		Nine months ended September 30,
	2019	2018	2019	2018
	(unaudited)		(unaudited)
Cash flows from operating activities:
Net income (loss)	$(264,629)	$55,050	$(100,738)	$175,022
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Deferred income tax (benefit) expense	(2,467)	1,768	(812)	1,768
Depletion, depreciation and amortization	69,099	55,963	197,900	152,278
Impairment expense	397,890	—	397,890	—
Non-cash stock-based compensation, net	(1,739)	8,733	5,244	28,748
Mark-to-market on derivatives:
(Gain) loss on derivatives, net	(96,684)	32,245	(136,713)	69,211
Settlements received (paid) for matured derivatives, net	25,245	(3,888)	48,827	(5,943)
Settlements paid for early terminations of derivatives, net	—	—	(5,409)	—
Premiums paid for derivatives	(1,415)	(5,455)	(7,664)	(14,930)
Other, net	2,606	3,394	14,795	12,338
Cash flows from operating activities before changes in assets and liabilities, net	127,906	147,810	413,320	418,492
Increase in current assets and liabilities, net	(21,183)	(313)	(48,305)	(9,685)
(Increase) decrease in noncurrent assets and liabilities, net	(1,124)	(1,570)	1,853	(279)
Net cash provided by operating activities	105,599	145,927	366,868	408,528
Cash flows from investing activities:
Acquisitions of oil and natural gas properties	—	—	(2,880)	(16,340)
Capital expenditures:
Oil and natural gas properties	(83,566)	(180,936)	(368,182)	(522,470)
Midstream service assets	(1,292)	(559)	(6,741)	(5,764)
Other fixed assets	(755)	(980)	(1,720)	(5,945)
Proceeds from disposition of assets, net of selling costs	5,911	116	6,847	14,088
Net cash used in investing activities	(79,702)	(182,359)	(372,676)	(536,431)
Cash flows from financing activities:
Borrowings on Senior Secured Credit Facility	—	80,000	80,000	190,000
Payments on Senior Secured Credit Facility	(50,000)	(20,000)	(85,000)	(20,000)
Share repurchases	—	(9,837)	—	(97,055)
Other, net	(4)	72	(2,650)	(6,794)
Net cash (used in) provided by financing activities	(50,004)	50,235	(7,650)	66,151
Net (decrease) increase in cash and cash equivalents	(24,107)	13,803	(13,458)	(61,752)
Cash and cash equivalents, beginning of period	55,800	36,604	45,151	112,159
Cash and cash equivalents, end of period	$31,693	$50,407	$31,693	$50,407

Laredo Petroleum, Inc.
Total Costs Incurred
The following table presents the components of our costs incurred, excluding non-budgeted acquisition costs:

	Three months ended September 30,		Nine months ended September 30,
(in thousands)	2019	2018	2019	2018
	(unaudited)		(unaudited)
Oil and natural gas properties	$76,837	$147,250	$365,839	$486,329
Midstream service assets	1,147	383	7,584	3,649
Other fixed assets	999	1,255	1,966	6,197
Total costs incurred, excluding non-budgeted acquisition costs	$78,983	$148,888	$375,389	$496,175

Laredo Petroleum, Inc.
Supplemental reconciliations of GAAP to non-GAAP financial measures

Non-GAAP financial measures
The non-GAAP financial measures of Free Cash Flow, Adjusted Net Income, Adjusted EBITDA, Net Debt to Adjusted EBITDA and Projected Free Cash Flow, as defined by us, may not be comparable to similarly titled measures used by other companies. Therefore, these non-GAAP measures should be considered in conjunction with net income or loss and other performance measures prepared in accordance with GAAP, such as operating income or loss or cash flows from operating activities. Free Cash Flow, Adjusted Net Income and Adjusted EBITDA should not be considered in isolation or as a substitute for GAAP measures, such as net income or loss, operating income or loss or any other GAAP measure of liquidity or financial performance.
Free Cash Flow (Unaudited)
Free Cash Flow does not represent funds available for future discretionary use because those funds are required for future debt service, capital expenditures, acquisitions, working capital, income taxes, franchise taxes and other commitments and obligations. However, our management believes Free Cash Flow is useful to management and investors in evaluating the operating trends in its business due to production, commodity prices, operating costs and other related factors. There are significant limitations to the use of Free Cash Flow as a measure of performance, including the lack of comparability due to different methods of calculating Free Cash Flow reported by different companies.
The following table presents a reconciliation of net cash provided by operating activities (GAAP) to cash flows from operating activities before changes in assets and liabilities, net (non-GAAP), less costs incurred, excluding non-budgeted acquisition costs, for the calculation of Free Cash Flow (non-GAAP):

	Three months ended September 30,		Nine months ended September 30,
(in thousands)	2019	2018	2019	2018
	(unaudited)		(unaudited)
Net cash provided by operating activities	$105,599	$145,927	$366,868	$408,528
Less:
Increase in current assets and liabilities, net	(21,183)	(313)	(48,305)	(9,685)
(Increase) decrease in noncurrent assets and liabilities, net	(1,124)	(1,570)	1,853	(279)
Cash flows from operating activities before changes in assets and liabilities, net	127,906	147,810	413,320	418,492
Less costs incurred, excluding non-budgeted acquisition costs:
Oil and natural gas properties	76,837	147,250	365,839	486,329
Midstream service assets	1,147	383	7,584	3,649
Other fixed assets	999	1,255	1,966	6,197
Total costs incurred, excluding non-budgeted acquisition costs	78,983	148,888	375,389	496,175
Free Cash Flow	$48,923	$(1,078)	$37,931	$(77,683)

Adjusted Net Income (Unaudited)
Adjusted Net Income is a non-GAAP financial measure we use to evaluate performance, prior to income taxes, mark-to-market on derivatives, premiums paid for derivatives, impairment expense, gains or losses on disposal of assets and other non-recurring income and expenses and after applying adjusted income tax expense. We believe Adjusted Net Income helps investors in the oil and natural gas industry to measure and compare our performance to other oil and natural gas companies by excluding from the calculation items that can vary significantly from company to company depending upon accounting methods, the book value of assets and other non-operational factors.
The following table presents a reconciliation of income (loss) before income taxes (GAAP) to Adjusted Net Income (non-GAAP):

	Three months ended September 30,		Nine months ended September 30,
(in thousands, except per share data)	2019	2018	2019	2018
	(unaudited)		(unaudited)
Income (loss) before income taxes	$(267,096)	$56,437	$(101,550)	$176,409
Plus:
Mark-to-market on derivatives:
(Gain) loss on derivatives, net	(96,684)	32,245	(136,713)	69,211
Settlements received (paid) for matured derivatives, net	25,245	(3,888)	48,827	(5,943)
Settlements paid for early terminations of derivatives, net	—	—	(5,409)	—
Premiums paid for derivatives	(1,415)	(5,455)	(7,664)	(14,930)
Restructuring expenses	5,965	—	16,371	—
Impairment expense	397,890	—	397,890	—
Litigation settlement	—	—	(42,500)	—
(Gain) loss on disposal of assets, net	(1,294)	616	315	4,591
Adjusted income before adjusted income tax expense	62,611	79,955	169,567	229,338
Adjusted income tax expense(1)	(13,774)	(17,590)	(37,305)	(50,454)
Adjusted Net Income	$48,837	$62,365	$132,262	$178,884
Net income (loss) per common share:
Basic	$(1.14)	$0.24	$(0.44)	$0.75
Diluted	$(1.14)	$0.24	$(0.44)	$0.75
Adjusted Net Income per common share:
Basic	$0.21	$0.27	$0.57	$0.77
Diluted	$0.21	$0.27	$0.57	$0.76
Adjusted diluted	$0.21	$0.27	$0.57	$0.76
Weighted-average common shares outstanding:
Basic	231,562	230,605	231,152	233,228
Diluted	231,562	231,639	231,152	234,207
Adjusted diluted	231,701	231,639	231,743	234,207
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(1)	Adjusted income tax expense is calculated by applying a statutory tax rate of 22% for each of the periods ended September 30, 2019 and 2018.

Adjusted EBITDA (Unaudited)
Adjusted EBITDA is a non-GAAP financial measure that we define as net income or loss plus adjustments for income taxes, depletion, depreciation and amortization, impairment expense, non-cash stock-based compensation, net, accretion expense, mark-to-market on derivatives, premiums paid for derivatives, interest expense, gains or losses on disposal of assets and other non-recurring income and expenses. Adjusted EBITDA provides no information regarding a company's capital structure, borrowings, interest costs, capital expenditures, working capital movement or tax position. Adjusted EBITDA does not represent funds available for future discretionary use because those funds are required for future debt service, capital expenditures, working capital, income taxes, franchise taxes and other commitments and obligations. However, our management believes Adjusted EBITDA is useful to an investor in evaluating our operating performance because this measure:

•
is widely used by investors in the oil and natural gas industry to measure a company's operating performance without regard to items excluded from the calculation of such term, which can vary substantially from company to company depending upon accounting methods, the book value of assets, capital structure and the method by which assets were acquired, among other factors;

•	helps investors to more meaningfully evaluate and compare the results of our operations from period to period by removing the effect of our capital structure from our operating structure; and

•	is used by our management for various purposes, including as a measure of operating performance, in presentations to our board of directors and as a basis for strategic planning and forecasting.
There are significant limitations to the use of Adjusted EBITDA as a measure of performance, including the inability to analyze the effect of certain recurring and non-recurring items that materially affect our net income or loss, the lack of comparability of results of operations to different companies and the different methods of calculating Adjusted EBITDA reported by different companies. Our measurements of Adjusted EBITDA for financial reporting as compared to compliance under our debt agreements differ.
The following table presents a reconciliation of net income (loss) (GAAP) to Adjusted EBITDA (non-GAAP):

	Three months ended September 30,		Nine months ended September 30,
(in thousands)	2019	2018	2019	2018
	(unaudited)		(unaudited)
Net income (loss)	$(264,629)	$55,050	$(100,738)	$175,022
Plus:
Income tax (benefit) expense	(2,467)	1,387	(812)	1,387
Depletion, depreciation and amortization	69,099	55,963	197,900	152,278
Impairment expense	397,890	—	397,890	—
Non-cash stock-based compensation, net	(1,739)	8,733	5,244	28,748
Restructuring expenses	5,965	—	16,371	—
Accretion expense	1,005	1,114	3,077	3,341
Mark-to-market on derivatives:
(Gain) loss on derivatives, net	(96,684)	32,245	(136,713)	69,211
Settlements received (paid) for matured derivatives, net	25,245	(3,888)	48,827	(5,943)
Settlements paid for early terminations of derivatives, net	—	—	(5,409)	—
Premiums paid for derivatives	(1,415)	(5,455)	(7,664)	(14,930)
Interest expense	15,191	14,845	46,503	42,787
Litigation settlement	—	—	(42,500)	—
(Gain) loss on disposal of assets, net	(1,294)	616	315	4,591
Adjusted EBITDA	$146,167	$160,610	$422,291	$456,492

a Net Debt to Adjusted EBITDA
Net Debt to Adjusted EBITDA is calculated as net debt as of September 30, 2019 divided by trailing twelve-month Adjusted EBITDA ending September 30, 2019 of $555 million. Net debt as of September 30, 2019 was $953 million, calculated as the face value of debt of $985 million reduced by cash and cash equivalents of $32 million. Net Debt to Adjusted EBITDA  is used by our management for various purposes, including as a measure of operating performance, in presentations to our board of directors and as a basis for strategic planning and forecasting. See above for a definition of Adjusted EBITDA.

b Projected Free Cash Flow
Projected Free Cash Flow is calculated as estimated cash flows from operating activities before changes in assets and liabilities, less estimated costs incurred, excluding non-budgeted acquisition costs, made during the period. Management believes this is useful to management and investors in evaluating the operating trends in its business due to production, commodity prices, operating costs and other related factors.

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Contacts:
Ron Hagood: (918) 858-5504 - RHagood@laredopetro.com